Exhibit 23.1

Phone +41 44 444 35 55 www.bdo.ch zurich@bdo.ch	BDO AG Schiffbaustrasse 2 8031 Zurich

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 29, 2026, relating to the consolidated financial statements of WISeSat.Space Holdings Corp. (the “Pubco”), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Zurich, Switzerland, August 6, 2026

BDO AG

/s/ Nigel Le Masurier	/s/ ppa. Thomas de Ferrars
Nigel Le Masurier	ppa. Thomas de Ferrars